Exhibit 3.4

BYLAWS

OF

PROCERA NETWORKS, INC.

a Delaware corporation

SECTION 1. OFFICES

The principal office of Procera Networks, Inc., a Delaware corporation (“Corporation”), shall be located at the principal place of business or such other place as the Board of Directors (the “Board”) may designate. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1 Annual Meeting

(a) The annual meeting of the stockholders shall be held on such date and at such time as shall be fixed by resolution of the Board, at the principal office of the Corporation, or such other place as fixed by the Board, for the purpose of electing directors and transacting such other business as may properly come before that meeting; provided, however, that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”). Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 2.1(b) , who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.1. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting.

(i) For nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.1(a) , the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.1(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 2.1(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Corporation which are, directly or indirectly, owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, and (5) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 2.1(b)(iv). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.1(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.1(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 2.1(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 2.1(b)(iv).

(iii) To be timely, the written notice required by Section 2.1(b)(i) or 2.1(b)(ii) must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 2.1(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received by the Secretary of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Section 2.1(b)(i) or 2.1(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Corporation’s books; (B) the class, series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.1(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 2.1(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 2.1(b)(i)) or to carry such proposal (with respect to a notice under Section 2.1(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Sections 2.1 and 2.2, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w)	the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation,

(x)	which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation,

(y)	the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z)	which provides the right to vote or increase or decrease the voting power of such Proponent, or any of its affiliates or associates, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A stockholder providing written notice required by Section 2.1(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting, and (ii) the date that is ten (10) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 2.1(c), such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 2.1(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 2.1(b)(iii) to the contrary, in the event that the number of directors of the Board is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.1(b)(iii), a stockholder’s notice required by this Section 2.1 and which complies with the requirements in Section 2.1(b)(i), other than the timing requirements in Section 2.1(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 2.1(a), or in accordance with clause (iii) of Section 2.1(a). Except as otherwise required by law, the Chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 2.1(b)(iv)(D) and 2.1(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 2.1, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 2.1(a)(iii).

(g) For purposes of Sections 2.1 and 2.2,

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

2.2 Special Meetings

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board, (ii) the Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). A special meeting may not be called by any other person or persons.

(b) For a special meeting called pursuant to Section 2.2(a), the Board shall determine the time and place of such special meeting. Following determination of the time and place of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4. No business may be transacted at a special meeting otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board, or (ii) by any stockholder who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the Corporation setting forth the information required by Section 2.1(b)(i). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Section 2.1(b)(i) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 2.1(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board and/or proposals of other business to be considered pursuant to Section 2.2(c).

2.3 Place of Meeting

All meetings shall be held at the principal office of the Corporation, or at such other place as designated by the Board, either within or without the State of Delaware.

2.4 Notice of Meeting

(a) The Corporation shall cause to be delivered to each stockholder entitled to notice of, or to vote at, an annual or special meeting of stockholders, either personally or by mail, not less than ten (10) days nor more than sixty (60) days before that meeting, written notice stating the date, time and place of that meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which that meeting is called.

(b) Notice to a stockholder of an annual or special stockholders’ meeting shall be in writing. Such notice, if in comprehensible form, is effective (i) when mailed, if it is deposited in the United States mail, postage pre-paid, and is correctly addressed to that stockholder’s address as specified in the Corporation’s then current record of stockholders, or (ii) when received by that stockholder, if it is delivered by electronic transmission, facsimile transmission or private courier.

(c) If an annual or special stockholders’ meeting is adjourned to a different date, time, or place, notice of the new date, time, or place shall not be required if the new date, time, or place is announced at that meeting before adjournment, unless a new record date for the adjourned meeting is, or must be, fixed pursuant to (i) Section 2.6, or (ii) the DGCL.

2.5 Waiver of Notice

(a) Whenever any notice is required to be given to any stockholder pursuant to the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice or by electronic transmission by such person, whether before or after such meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, shall be deemed equivalent to the giving of such notice.

(b) The attendance of a stockholder at a meeting in person, by remote communication or, if applicable, by proxy shall be a waiver of each objection to lack of, or defect in, notice of such meeting or of consideration of a particular matter at that meeting, unless that stockholder, at the beginning of that meeting or prior to consideration of such matter, objects to holding that meeting, transacting business at that meeting, or considering the matter when presented at that meeting.

2.6 Fixing of Record Date for Determining Stockholders

For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting, or to receive payment of a dividend, the record date shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination shall apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with Section 213 of the DGCL and this Section 2.6 at the adjourned meeting.

2.7 Stockholders’ List

At least ten (10) days before every meeting of stockholders, a complete alphabetical list of the stockholders entitled to notice of that meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list will reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and then number of shares held by each of them.

2.8 Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. If a quorum is not present for a matter to be acted upon, then either (a) the Chairperson of the meeting, or (b) a majority of the voting power of the stockholders entitled to vote at that meeting may adjourn that meeting from time to time. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called.

2.9 Manner of Acting

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

2.10 Proxies

A stockholder may vote by proxy executed in writing by that stockholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes at the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the second sentence of this Section 2.10, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted.

2.11 Voting of Shares

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

2.12 Voting for Directors

Each stockholder may vote, in person or by proxy, the number of shares owned by such stockholder that are entitled to vote at an election of directors, for as many persons as there are directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote in the election at a meeting at which a quorum is present.

2.13 Voting of Shares by Corporation

The Chairperson of the Board, the President, any vice president, the treasurer, the Secretary or assistant Secretary of the Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

2.14 Adjournment And Notice Of Adjourned Meetings

Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairperson of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof and the means of remote communications (if any) by which the stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.15 Action Without Meeting

No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.

2.16 Organization

(a) At every meeting of stockholders, the Chairperson of the Board, or, if a Chairperson has not been appointed or is absent, the president, or, if the president is absent, a Chairperson of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as Chairperson. The secretary, or another person directed to do so by the president, shall act as secretary of the meeting.

(b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the Chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the Chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board or the Chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.17 Inspectors of Election

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Such inspectors shall:

(a)	determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	receive votes, ballots or consents;

(c)	hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	count and tabulate all votes or consents;

(e)	determine when the polls shall close;

(f)	determine the result; and

(g)	do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

The business and affairs of the Corporation shall be managed by the Board, except as may be otherwise provided in these Bylaws, the Certificate of Incorporation or the DGCL.

3.2 Number, Tenure and Qualifications

The authorized number of directors shall be determined from time to time by resolution of the Board; provided that the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. The terms of the directors expire at the next annual stockholder’s meeting following their election. Despite the expiration of a director’s term, however, the director shall continue to serve until such director’s successor is elected and qualifies. Directors need not be stockholders unless so required by the Certificate of Incorporation.

3.3 Annual and Regular Meetings

An annual meeting of the Board shall be held without additional notice immediately after and at the same place as the annual meeting of stockholders.

By resolution, the Board, or any committee thereof, may specify the time and place for holding regular meetings thereof, either within or outside the State of Delaware, without notice other than such resolution.

3.4 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, or the President or any two directors and, in the case of any special meeting of any committee designated by the Board, by the Chairperson thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

3.5 Meetings by Telecommunications

Members of the Board or any committee designated by the Board may participate in a meeting of the Board or such committee by use of any means of telecommunications equipment pursuant to which all persons participating may simultaneously hear each other during such meeting. Participation by such method shall be deemed presence in person at such meeting.

3.6 Notice of Special Meetings

Notice of a special Board or committee meeting specifying the date, time and place of such meeting shall be given to a director in writing, by electronic transmission or orally by telephone or in person as specified below. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1 Personal Delivery

If delivery is by personal service, the notice shall be effective if delivered at the address specified on the records of the Corporation at least 24 hours before the date and time of the meeting.

3.6.2 Delivery by Mail

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the date and time of the meeting properly addressed to a director at his or her address specified on the records of the Corporation with postage prepaid.

3.6.3 Oral Notice

If notice is delivered orally, by telephone or in person, the notice shall be effective if personally given to a director at least 24 hours before the date and time of the meeting.

3.6.4 Notice by Facsimile Transmission

If notice is delivered by facsimile transmission, the notice shall be deemed effective if the content thereof is transmitted to the office of a director, at the facsimile number specified on the records of the Corporation, at least 24 hours before the date and time of the meeting, and receipt is either confirmed by confirming transmission equipment or acknowledged by the receiving office.

3.6.5 Notice by Private Courier

If notice is delivered by private courier, the notice shall be deemed effective if delivered to the courier, properly addressed and prepaid, by such time that the courier guarantees delivery at least 24 hours before the date and time of the meeting.

3.6.6 Notice by Other Electronic Means

If notice is delivered by electronic mail or other electronic means, the notice shall be delivered at least 24 hours before the date and time of the meeting.

3.7 Waiver of Notice

3.7.1 Written Waiver

Whenever any notice is required to be given to any director pursuant to the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, executed at any time, specifying the meeting for which notice is waived, signed by the person or persons entitled to such notice, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of such notice.

Waiver of notice by electronic transmission shall be the equivalent of an executed written waiver and may be delivered at any time before or after the meeting.

3.7.2 Waiver by Attendance

The attendance of a director at a Board or committee meeting shall constitute a waiver of notice of such meeting, unless such director, at the beginning of the meeting, or promptly upon such director’s arrival, objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8 Quorum

A majority of the number of directors determined by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board.

3.9 Manner of Acting

The act of the majority of the directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.10 Action by Board of Directors or Committee Without a Meeting

Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such written consent, which shall have the same effect as a unanimous vote of the directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board or committee meeting.

3.11 Resignation

Any director may resign at any time by delivering notice in writing or by electronic transmission to the Chairperson of the Board, the Board, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

3.12 Removal

Subject to any limitations imposed by the DGCL, one or more members of the Board (including the entire Board) may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.13 Vacancies

Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of directors, may be filled by the stockholders, by the Board, by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; except that the term of a director elected by the Board to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the number of directors fixed by these Bylaws prior to such increase for a term of office continuing only until the next election of directors by the stockholders. Any directorship not so filled by the directors shall be filled by election at the next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.14 Minutes

The Board shall keep minutes of its meetings and shall cause them to be recorded in books kept for that purpose.

3.15 Executive and Other Committees

3.15.1 Creation of Committees

The Board, by resolution adopted by a majority of the number of directors fixed in the manner provided by these Bylaws, may appoint standing or temporary committees, including an Executive Committee, from its own number. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Board may invest such committee(s) with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws, the Certificate of Incorporation and the DGCL.

3.15.2 Authority of Committees

Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any Bylaw of the Corporation.

3.15.3 Quorum and Manner of Acting

A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee.

3.15.4 Minutes of Meetings

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.5 Resignation

Any member of any committee may resign at any time by delivering written notice thereof to the Board, the Chairperson of the Board or the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

3.15.6 Removal

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of directors fixed by or in the manner provided by these Bylaws.

3.16 Compensation

By resolution of the Board, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a staled salary as a director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.17 Chairperson of the Board of Directors

If appointed, the Chairperson of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless an officer is appointed or designated by the Board as Chairperson of such meeting.

SECTION 4. OFFICERS

4.1 Number

The officers of the Corporation shall be a President, a Secretary and a Treasurer, or the equivalent thereof, each of whom shall be appointed by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairperson of the Board, may be appointed by the Board; such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2 Appointment and Term of Office

The officers of the Corporation shall be appointed by the Board. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until his or her successor is appointed.

4.3 Resignation

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

4.4 Removal

Subject to the rights, if any, of an officer or agent under any contract of employment, any officer or agent appointed by the Board may be removed by the affirmative vote of a majority of directors in office at the time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.5 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board. If a resignation is made effective at a later date, and the Corporation accepts such future effective date, the Board may fill the pending vacancy before the effective date, if the Board provides that the successor does not take office until the effective date.

4.6 Chairperson of the Board of Directors

If appointed, the position of Chairperson of the Board shall not constitute an officer position of the Corporation, unless specifically designated as such by the Board. The Chairperson of the Board shall be a Board position as outlined in Section 3.17.

4.7 President

The President shall be the chief executive officer of the Corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairperson of the Board and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the Corporation. The President shall have authority to sign deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incidental to the office of the President and such other duties as are prescribed by the Board from time to time.

4.8 Vice President

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first appointed to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

4.9 Secretary

The Secretary shall (a) prepare and keep the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be responsible for custody of the corporate records and seal of the Corporation; (d) keep registers of the address of each stockholder and director; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10 Treasurer

If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11 Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Unless so ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or any amount.

5.2 Loans to Directors, Officers or Employees

Except as otherwise prohibited under applicable law, the Corporation may lend money to or guarantee the obligation of a director, officer or employee of the Corporation if the Board determines that the loan or guarantee may be reasonably expected to benefit the Corporation. The fact that a loan or guarantee is made in violation of this provision shall not affect the borrower’s liability on the loan.

5.3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares

No shares of the Corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for such shares is adequate. In the absence of fraud, such determination by the Board shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

6.2 Certificates for Shares

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates representing shares of the Corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law and as shall be determined by the Board. Such certificates shall be signed by, or in the name of the Corporation by the Chairperson of the Board or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. The Corporation shall not have power to issue a certificate in bearer form. All certificates shall be consecutively numbered or otherwise identified.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, such shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued, the number of shares issued and the date of issue.

6.3 Stock Records

The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation’s transfer agent or registrar. The name and address of each person to whom shares are issued, together with the class and number of shares represented by each stock certificate, if any, and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.4 Restriction on Transfer

6.4.1 Securities Laws

A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice to the registered owner of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

6.4.2 Other Restrictions

In addition, the front or back of all certificates shall include conspicuous written notice of any further restrictions which may be imposed on the transferability of such shares.

6.5 Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. In the case of shares of the Corporation represented by certificates, certificates surrendered to the Corporation for transfer shall be cancelled and no transfer of such shares shall be made until the former certificates for a like number of shares have been surrendered and cancelled.

6.6 Lost or Destroyed Certificates

In the case of shares of the Corporation represented by certificates, where such certificate or certificates are lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

6.7 Transfer Agent and Registrar

The Board may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties as the Board shall determine by resolution.

6.8 Officer, Transfer Agent or Registrar Ceasing to Act

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.9 Fractional Shares

The Corporation shall not issue fractional shares.

SECTION 7. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8. FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board may select a different fiscal year by resolution at any time for purposes of federal income taxes, or otherwise.

SECTION 9. SEAL

The Board may adopt a seal of the Corporation, which will consist of the name of the Corporation and the state of its incorporation

SECTION 10. INDEMNIFICATION

10.1 Right to Indemnification of Directors and Officers

Any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 10.3 or with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

10.2 Right to Advancement of Expenses

The right to indemnification conferred in Section 10.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Section 10, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board by a majority vote of the disinterested directors, even though less than a quorum, or (b) by a committee of disinterested directors designated by majority vote of the disinterested directors, even though less than a quorum, or (c) if there are no disinterested directors or the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

10.3 Right of Indemnitee to Bring Suit

The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 shall be contract rights. If a claim under Sections 10.1 and 10.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the full amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 10 or otherwise shall be on the Corporation.

10.4 Non-Exclusivity of Rights

The rights conferred on any person in this Section 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

10.5 Insurance

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who was or is a director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

10.6 Indemnification of Employees and Agents of the Corporation

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 10 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

10.7 No Presumption of Bad Faith

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

10.8 Survival of Rights

The rights conferred on any person by this Section 10 shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.9 Amendments to Law

For purposes of this Section 10, the meaning of “law” within the phrase “to the fullest extent not prohibited by law” shall include, but not be limited to, the DGCL, as the same exists on the date hereof or as it may be amended; provided, however, that in the case of any such amendment, such amendment shall apply only to the extent that it permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment.

10.10 Savings Clause

If this Section 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Section 10 that shall not have been invalidated, or by any other applicable law.

10.11 Certain Definitions

For the purposes of this Section 10, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the director or officer may be or may have been involved as a party or otherwise by reason of the fact that the director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, all costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts) actually and reasonably incurred by a director or officer in connection with any proceeding, all expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification under these Bylaws, but shall not include amounts paid in settlement, judgments or fines.

(c) “Corporation” shall mean Procera Networks, Inc. and any successor corporation thereof. The term “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 10 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “director”, “executive officer”, “officer”, “employee” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans. References to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan. References to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 10.

SECTION 11. AMENDMENTS

The Board is expressly empowered to adopt, alter, amend or repeal these Bylaws. Any adoption, alteration, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, alter, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

The foregoing Bylaws were approved by the Board of Directors of the Corporation on April 4, 2013 and by the stockholders of the Corporation on May 30, 2013, and effective on June 13, 2013.

/s/ Charles Constanti

Charles Constanti

Secretary